UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment.

Effective December 18, 2007, the Board of Directors of the Company, pursuant to the authority conferred on it by Section 2 of Article VI of the Company’s Bylaws, amended and restated, in its entirety, Section 6 of Article V of the Company’s Bylaws, to allow for the electronic registration, issuance and transfer of the Company’s stock, without the issuance of physical stock certificates. The amendment and restatement of Section 6 of Article V is intended to make the Company eligible to participate in a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.

This Bylaw amendment continues to entitle stockholders to obtain physical stock certificates. The Bylaw amendment also allows the Company (subject to applicable law and the rules of any stock exchange or stock market on which such shares are listed) not to provide certain annual statements typically required to be made to holders of uncertificated shares in a direct registration program who elect to have their shares represented by physical stock certificates.

The foregoing description of the Bylaw amendment is qualified in its entirety by reference to Section 6 of Article V of the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.3 to this report and is incorporated by reference into this description.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

Exhibit 3.3	Amended & Restated Bylaws of the Company, effective as of December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: December 21, 2007	By:	/s/ NANCY GRAY
Nancy Gray, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.3	Amended & Restated Bylaws of the Company, effective as of December 18, 2007

E-1